Exhibit 99.1

FOR IMMEDIATE RELEASE

Granite Ridge Resources Reports Third Quarter Results

and Declares Initial Dividend

DALLAS, November 14, 2022 – Granite Ridge Resources, Inc. (“Granite Ridge” or the “Company”) (NYSE:GRNT) today announced its third quarter 2022 pro forma financial and operating results.

Granite Ridge did not conduct any activity prior to its business combination with Executive Network Partnering Corporation (“ENPC”) and GREP Holdings LLC on October 24, 2022. Pursuant to the business combination, Granite Ridge acquired subsidiaries of funds managed by Grey Rock Energy Management, LLC, including Grey Rock Energy Fund III-A, LP, Grey Rock Energy Fund III-B, LP, and Grey Rock Energy Fund III-B Holdings, LP (collectively, the “Predecessor” or “Fund III”). The information provided in Granite Ridge’s Quarterly Report on Form 10-Q only reflects the financial condition and results of operations of the Predecessor.

For the purpose of presenting Granite Ridge’s third quarter results, Granite Ridge is presenting a summary of selected unaudited pro forma condensed combined operating and financial results for the three months ended September 30, 2022 and 2021, respectively, for Fund III, Grey Rock Energy Fund II, L.P., Grey Rock Energy Fund II-B, LP, Grey Rock Energy Fund II-B Holdings, L.P., and Grey Rock Energy Fund, LP (collectively the “Grey Rock Funds”), the assets of which, together with cash remaining in ENPC’s trust account following any stockholder redemptions, constitute the assets of Granite Ridge following the business combination.

Third Quarter 2022 Pro Forma Highlights

•	Closed the previously announced business combination resulting in the formation of publicly traded Granite Ridge listed on the NYSE under the ticker symbol “GRNT”

•	Total pro forma net income of $66 million during the third quarter and adjusted pro forma net income (non-GAAP) of $48 million during the third quarter

•	Declared initial dividend of $0.08 per common share (representing a $0.11 per common share dividend for the full quarter, prorated to effective date1)

•	Third quarter total production of 21.2 MBoe per day (45% oil), up 29% from the third quarter of 2021

•	Pro forma Adjusted EBITDA (non-GAAP) of $99 million during the third quarter

•	Free cash flow (non-GAAP) of $25 million during the third quarter

•	Total capital expenditures of $72 million during the third quarter, including $12 million of acquisition entry costs

•	Producing wells added during the period were 11 gross and 0.5 net, respectively, with 24.3 net wells in process at quarter-end

1 Common initial dividend was prorated to October 24, 2022, the effective date of Granite Ridge’s business combination.

Management Comments

“We are thrilled to share Granite Ridge’s initial pro forma results today, our first as a public company. Following the successful business combination of Grey Rock Funds and Executive Network Partnering Corporation, we are proud to showcase the powerful free cash flow Granite Ridge can deliver for the benefit of our shareholders,” commented Luke Brandenburg, President and CEO of Granite Ridge.

“We believe Granite Ridge is a differentiated offering in the upstream segment by providing exposure to not only the best basins, but the best operators, both public and private. Granite Ridge starts with no debt outstanding and is offering an attractive dividend yield. Combined with our non-operated acquisition strategy, Granite Ridge creates value by generating sustainable full-cycle risk adjusted returns for investors, and delivering reliable energy solutions to all – safely and responsibly.”

Summary of Combined Pro Forma Operations and Selected Financial Results

The below selected financial results have been combined and are presented as pro forma results and are reconciled in the section below.

	Three Months Ended September 30,
	2022	2021	% Change
Net Production:
Oil (MBbl)	862	839	3%
Natural gas (MMcf)	6,267	3,804	65%
Total (MBoe)	1,907	1,473	29%

Average Daily Production:
Oil (Bbl/d)	9,579	9,323	3%
Natural gas (Mcf/d)	69,631	42,265	65%
Total (Boe/d)[2]	21,184	16,367	29%

Average Sales Prices:
Oil (per Bbl)	$91.71	$72.65	26%
Effect of gain (loss) on settled oil derivatives on average price (per Bbl)	(8.06)	(6.19)	30%
Oil net of settled oil derivatives (per Bbl)	83.65	66.46	26%

Natural gas and related product sales (per Mcf)	9.24	5.37	72%
Effect of gain (loss) on settled natural gas derivatives on average price (per Mcf)	(1.30)	(0.63)	106%
Natural gas and related product sales net of settled natural gas derivatives (per Mcf)	7.94	4.74	68%

Costs and Expenses per Boe:
Lease operating expenses	$6.58	$4.67	41%
Production taxes	4.02	3.01	34%
Depletion and accretion	26.56	16.13	65%
General and administrative	1.42	2.10	(32)%

Net Producing Wells at Period End	123.8	103.7	19%

2 Natural gas is converted to Boe at the rate of one barrel equals six Mcf based upon the approximate relative energy content of oil and natural gas, which is not necessarily indicative of the relationship of oil and natural gas prices.

Production

Third quarter production on average was 21.2 MBoe per day, an increase of 6% from the second quarter of 2022 and an increase of 29% from the third quarter of 2021. Oil represented 45% of total production in the third quarter. Granite Ridge had 0.5 net wells turned in-line during the third quarter of 2022, compared to 1.4 net wells turned in-line in the second quarter of 2022. The increase in production is consistent with the increase in net producing wells which increased to 124 wells as of September 30, 2022, up from 109 as of December 31, 2021. The increase in wells was primarily driven by Fund III’s acquisition of additional wells during the first nine months of 2022 and the last three months of 2021.

Realized Pricing

For the third quarter, NYMEX West Texas Intermediate (“WTI”) crude oil averaged $93.18 per Bbl, and NYMEX natural gas at Henry Hub averaged $7.95 Mcf. Granite Ridge’s average realized oil price per Bbl in the third quarter was $91.71, or 98% of WTI. Granite Ridge’s average realized natural gas price per Mcf in the third quarter was $9.24, or 116% of Henry Hub.

Operating Expenses

Lease operating costs were $12.5 million in the third quarter of 2022, or $6.58 per Boe, an increase on a per unit basis compared to the third quarter of 2021. The increase in unit costs was driven primarily by gas processing fees. Production taxes were $7.7 million in the third quarter of 2022, or $4.02 per Boe, an increase on a per unit basis compared to the third quarter of 2021. The increase in unit costs was driven primarily by the increase in prices and the related impact to production taxes.

General and Administrative Expenses

General and administrative (“G&A”) expenses were approximately $2.7 million for the third quarter of 2022, compared to $3.1 million for the third quarter of 2021. The decrease was primarily due to a decrease in professional fees, fund insurance expense and franchise tax expense.

Capital Expenditures and Development Activity

(In millions, except for well data)	Three months ended September 30, 2022
Capital Expenditures Incurred
Development capital expenditures	$59.2
Acquisition - entry cost	$12.1
Acquisition - development cost	$-
Other capitalized costs	$0.7

Gross producing wells (period-end)	2,322
Net producing wells (period-end)	123.8

Gross producing wells added during the quarter	11
Net producing wells added during the quarter	0.5

Gross producing wells in progress (period-end)	337
Net producing wells in progress (period-end)	24.3

Of the 24.3 net wells that were in progress as of the end of the third quarter, 41 gross (5.5 net wells) have been brought online and converted to PDP as of November 14, 2022.

Initial Dividend

Granite Ridge’s board of directors declared a dividend of $0.08 per share of Granite Ridge’s common stock. The dividend is payable on December 15, 2022 to stockholders of record on December 1, 2022. This dividend payout is aligned with Granite Ridge’s intent to pay a minimum dividend of $60 million per year to its shareholders, which would currently equate to $0.45 per share annually or an approximate five percent dividend yield. The initial common dividend was prorated to October 24, 2022, the effective date of Granite Ridge’s business combination, resulting in a dividend of $0.08 per common share for the quarter.

Balance Sheet and Capital Resources

On October 24, 2022, Granite Ridge entered into a senior secured revolving credit agreement (the “Credit Agreement”) among Granite Ridge, as borrower, Texas Capital Bank, as administrative agent, and the lenders from time to time party thereto. The Credit Agreement has a maturity of five years from the effective date thereof and is secured by a first priority mortgage and security interest in substantially all assets of the Company and its restricted subsidiaries. The Credit Agreement provides for aggregate elected commitments of $150.0 million, an initial borrowing base of $325.0 million and an aggregate maximum revolving credit amount of $1.0 billion. On a pro forma basis, assuming the Credit Agreement was executed as of September 30, 2022, the Company would have had total liquidity of $187.1 million consisting of cash of $37.1 million and $150.0 million of unfunded, committed borrowing availability under the Credit Agreement.

Hedge Positions

Granite Ridge hedges portions of its expected production volumes to increase the predictability of its cash flow and to help maintain a strong financial position. The following tables presents Granite Ridge’s pro forma net gain/(loss) on derivative contracts for the three months ended September 30, 2022 and 2021:

	Three Months Ended September 30,
	2022			2021
(In thousands)	Realized loss	Change in unrealized gain/(loss)	Total	Realized loss	Change in unrealized gain/(loss)	Total
Primary underlying risk
Commodity price
Crude oil	$(6,947)	$22,787	$15,840	$(5,195)	$2,089	$(3,106)
Natural gas	(8,152)	(4,618)	(12,770)	(2,389)	(6,043)	(8,432)
Total	$(15,099)	$18,169	$3,070	$(7,584)	$(3,954)	$(11,538)

Third Quarter 2022 Earnings Conference Call

A conference call is scheduled for Monday, November 14, 2022 at 11:00 a.m. Eastern Standard Time to discuss the third quarter combined pro forma results. Instructions on how to access the call and relevant accompanying disclosures are shown below.

Internet:  We encourage participants to pre-register for the webcast using the following link https://events.q4inc.com/attendee/432451518. Alternatively, at www.graniteridge.com select “Investors” then “Earnings & Webcasts” to listen to the discussion and view the press release.

Telephone: Dial (888) 660-6093 (or (929) 203-0844 for international callers) and enter confirmation code 4127559 five minutes before the call. Additional disclosures are available via Granite Ridge’s internet address above.

A transcript of the conference call will be archived on Granite Ridge’s website. Alternatively, an audio replay will be available through November 28, 2022. To access the audio replay dial (800) 770-2030 and enter confirmation code 4127559.

About Granite Ridge

Granite Ridge is a scaled, non-operated oil and gas exploration and production company. We invest in a diversified portfolio of production and top-tier acreage across the Permian and four other prolific US basins in partnership with proven operators. We create value by generating sustainable full-cycle risk adjusted returns for investors, offering a rewarding experience for our team, and delivering reliable energy solutions to all – safely and responsibly. For more information, visit Granite Ridge’s website at www.graniteridge.com.

Safe harbor

This press release contains forward-looking statements regarding future events and future results that are subject to the safe harbors created under the Securities Act of 1933 (the “Securities Act”) and the Securities Exchange Act of 1934 (the “Exchange Act”). All statements other than statements of historical facts included in this release regarding Granite Ridge’s dividend plans and practices, financial position, operating and financial performance, business strategy, plans and objectives of management for future operations, industry conditions, and indebtedness covenant compliance are forward-looking statements. When used in this release, forward-looking statements are generally accompanied by terms or phrases such as “estimate,” “project,” “predict,” “believe,” “expect,” “continue,” “anticipate,” “target,” “could,” “plan,” “intend,” “seek,” “goal,” “will,” “should,” “may” or other words and similar expressions that convey the uncertainty of future events or outcomes. Items contemplating or making assumptions about actual or potential future production and sales, market size, collaborations, and trends or operating results also constitute such forward-looking statements.

Forward-looking statements involve inherent risks and uncertainties, and important factors (many of which are beyond Granite Ridge’s control) that could cause actual results to differ materially from those set forth in the forward-looking statements, including the following: the ability to recognize the anticipated benefits of the business combination, Granite Ridge’s financial performance following the business combination, changes in Granite Ridge’s strategy, future operations, financial position, estimated revenues and losses, projected costs, prospectus and plans, changes in current or future commodity prices and interest rates, supply chain disruptions, infrastructure constraints and related factors affecting our properties, expansion plans and opportunities, operational risks including, but not limited to, the pace of drilling and completions activity on our properties, changes in the markets in which Granite Ridge competes, geopolitical risk and changes in applicable laws, legislation, or regulations, including those relating to environmental matters, cyber-related risks, the fact that reserve estimates depend on many assumptions that may turn out to be inaccurate and that any material inaccuracies in reserve estimates or underlying assumptions will materially affect the quantities and present value of the Granite Ridge’s reserves, the outcome of any known and unknown litigation and regulatory proceedings, legal and contractual limitations on the payment of dividends, limited liquidity and trading of Granite Ridge’s securities, acts of war or terrorism and market conditions and global, regulatory, technical, and economic factors beyond Granite Ridge’s control, including the potential adverse effects of the COVID-19 pandemic, or another major disease, affecting capital markets, general economic conditions, global supply chains and Granite Ridge’s business and operations.

Granite Ridge has based these forward-looking statements on its current expectations and assumptions about future events. While management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond Granite Ridge’s control. Granite Ridge does not undertake any duty to update or revise any forward-looking statements, except as may be required by the federal securities laws.

PRO FORMA CONDENSED COMBINED STATEMENTS OF income

(UNAUDITED)

	Three Months Ended September 30,
	2022				2021
(In thousands)	Fund III	Fund I	Fund II	Pro Forma Combined	Fund III	Fund I	Fund II	Pro Forma Combined
Statements of Operations Information:
Revenues
Oil sales	$61,607	$2,419	$15,023	$79,049	$40,376	$1,677	$18,902	$60,955
Natural gas and related product sales	28,587	1,156	28,172	57,915	15,341	656	4,420	20,417
Total revenues	90,194	3,575	43,195	136,964	55,717	2,333	23,322	81,372

Operating expenses
Lease operating expenses	6,368	408	5,765	12,541	3,621	498	2,763	6,882
Production taxes	5,053	238	2,366	7,657	2,506	137	1,785	4,428
Depletion and accretion expense	39,868	504	10,278	50,650	15,794	655	7,305	23,754
General and administrative	1,776	82	849	2,707	1,764	134	1,200	3,098
Loss on disposal of oil and natural gas properties	-	-	-	-	-	5	-	5
Total expenses	53,065	1,232	19,258	73,555	23,685	1,429	13,053	38,167
Net operating income	37,129	2,343	23,937	63,409	32,032	904	10,269	43,205
Other income/(expense)
Gain (loss) on derivative contracts	6,082	227	(3,238)	3,071	(6,558)	(229)	(4,751)	(11,538)
Interest expense	(476)	(3)	(91)	(570)	(353)	(34)	(217)	(604)
Total other income/(expense)	5,606	224	(3,329)	2,501	(6,911)	(263)	(4,968)	(12,142)
Net income	$42,735	$2,567	$20,608	$65,910	$25,121	$641	$5,301	$31,063

PRO FORMA CONDENSED COMBINED Balance sheets

(UNAUDITED)

	As of September 30,				As of December 31,
	2022				2021
(In thousands)	Fund III	Fund I	Fund II	Pro Forma Combined	Fund III	Fund I	Fund II	Pro Forma Combined
Balance Sheet Information:
Cash	$6,410	$2,033	$28,688	$37,131	$7,319	$740	$3,794	$11,853
Property and equipment, net	381,861	14,959	151,240	548,060	278,391	15,046	155,336	448,773
Total assets	478,121	19,687	204,410	702,218	356,190	16,999	173,541	546,730
Credit facilities	-	-	-	-	29,938	1,100	20,000	51,038
Total liabilities	26,779	1,002	7,869	35,650	41,894	2,025	27,880	71,799
Total partners' capital	451,342	18,685	196,541	666,568	314,296	14,974	145,661	474,931

PRO FORMA CONDENSED COMBINED statements of cash flows

(UNAUDITED)

	Three Months Ended September 30,
	2022				2021
(In thousands)	Fund III	Fund I	Fund II	Pro Forma Combined	Fund III	Fund I	Fund II	Pro Forma Combined
Statements of Cash Flow Information:
Net cash provided by/(used in) operating activities	$83,538	$2,557	$27,952	$114,047	$35,550	$(270)	$14,284	$49,564
Net cash used in investing activities	(64,997)	(637)	(5,191)	(70,825)	(37,854)	(608)	(3,605)	(42,067)
Net cash used in financing activities	(35,000)	(700)	(17,000)	(52,700)	-	(422)	(8,391)	(8,813)

Non-GAAP Financial Measures

Adjusted Net Income, Adjusted EBITDA and Free Cash Flow are non-GAAP measures. Granite Ridge defines Adjusted Net Income as net income (loss) excluding the change in unrealized (gain) loss on derivatives. Granite Ridge defines Adjusted EBITDA as net income before (i) income taxes, (ii) interest expense, (iii) depletion and accretion, (iv) amortization of loan origination costs and (vi) change in unrealized (gain) loss on derivative financial instruments. Granite Ridge defines Free Cash Flow as cash flows from operations before changes in working capital and other items, less capital expenditures. A reconciliation of each of these measures to the most directly comparable GAAP measure is included below.

Management believes the use of these non-GAAP financial measures provides useful information to investors to gain an overall understanding of current financial performance. Management believes Adjusted Net Income and Adjusted EBITDA provide useful information to both management and investors by excluding certain expenses and unrealized derivative gains and losses that management believes are not indicative of Granite Ridge’s core operating results. Management believes that Free Cash Flow is useful to investors as a measure of a company’s ability to internally fund its budgeted capital expenditures, to service or incur additional debt, and to measure success in creating stockholder value. In addition, these non-GAAP financial measures are used by management for budgeting and forecasting as well as subsequently measuring Granite Ridge’s performance, and management believes it is providing investors with financial measures that most closely align to its internal measurement processes. The non-GAAP financial measures included herein may be defined differently than similar measures used by other companies and should not be considered an alternative to, or more meaningful than, the comparable GAAP measures. From time to time Granite Ridge provides forward-looking Free Cash Flow estimates or targets; however, Granite Ridge is unable to provide a quantitative reconciliation of the forward looking non-GAAP measure to its most directly comparable forward looking GAAP measure because management cannot reliably quantify certain of the necessary components of such forward looking GAAP measure. The reconciling items in future periods could be significant.

The formation transactions that were completed concurrently with the business combination are is accounted for consistent with that of a common control transaction pursuant to the guidance in ASC 805-50, recognizing the assets and liabilities received in the transaction at their historical carrying amounts. Fund III has been identified as the acquirer and “predecessor” to the Company. As control of each of the Grey Rock Funds will remain with its respective general partner and there will not be a substantive economic change with respect to the Grey Rock Funds pre and post the business combination, the transactions are accounted for consistent with that of a common control transaction and the formation transactions combined the Grey Rock Funds at historical cost.

Reconciliation of Adjusted Net Income

	Three Months Ended September 30,
	2022				2021
(In thousands)	Fund III	Fund I	Fund II	Pro Forma Combined	Fund III	Fund I	Fund II	Pro Forma Combined
Net income	$42,735	$2,567	$20,608	$65,910	$25,121	$641	$5,301	$31,063
Add:
Impact of Selected Items:
Change in non-cash unrealized (gain) loss on derivative financial instruments	(15,413)	(384)	(2,371)	(18,168)	2,600	(246)	1,600	3,954
Adjusted Income Before Adjusted Income Tax Expense	27,322	2,183	18,237	47,742	27,721	395	6,901	35,017

Adjusted income tax expense	-	-	-	-	-	-	-	-

Adjusted Net Income	$27,322	$2,183	$18,237	$47,742	$27,721	$395	$6,901	$35,017

Reconciliation of Adjusted EBITDA

	Three Months Ended September 30,
	2022				2021
(In thousands)	Fund III	Fund I	Fund II	Pro Forma Combined	Fund III	Fund I	Fund II	Pro Forma Combined
Net income	$42,735	$2,567	$20,608	$65,910	$25,121	$641	$5,301	$31,063
Add:
Income tax expense	-	-	-	-	-	-	-	-
Interest expense	476	3	91	570	353	34	217	604
Depletion and accretion	39,868	504	10,278	50,650	15,794	655	7,305	23,754
EBITDA	83,079	3,074	30,977	117,130	41,268	1,330	12,823	55,421
Add:
Amortization of loan origination costs	41	-	-	41	10	-	-	10
Change in unrealized (gain) loss on derivative financial instruments	(15,413)	(384)	(2,371)	(18,168)	2,600	(246)	1,600	3,954
Adjusted EBITDA	$67,707	$2,690	$28,606	$99,003	$43,878	$1,084	$14,423	$59,385

Reconciliation of Free Cash Flow

	Three Months Ended September 30,
	2022				2021
(In thousands)	Fund III	Fund I	Fund II	Pro Forma Combined	Fund III	Fund I	Fund II	Pro Forma Combined
Net Cash Provided by Operating Activities	$83,538	$2,557	$27,952	$114,047	$35,550	$(270)	$14,284	$49,564
Exclude: Changes in Working Capital and Other Items	(29,640)	127	408	(29,105)	12,029	1,059	640	13,728
Less capital expenditures (1)	(55,892)	(601)	(3,404)	(59,897)	(19,075)	(868)	(3,100)	(23,043)
Free Cash Flow	$(1,994)	$2,083	$24,956	$25,045	$28,504	$(79)	$11,824	$40,249

(1) Capital expenditures are calculated as follows:

	Three Months Ended September 30,
	2022				2021
(In thousands)	Fund III	Fund I	Fund II	Pro Forma Combined	Fund III	Fund I	Fund II	Pro Forma Combined
Cash Paid for Capital Expenditures	$53,102	$637	$5,191	$58,930	$23,451	$844	$3,814	$28,109
Plus: Change in Accrued Capital Expenditures and Other	2,790	(36)	(1,787)	967	(4,376)	24	(714)	(5,066)
Capital Expenditures	$55,892	$601	$3,404	$59,897	$19,075	$868	$3,100	$23,043

Investor and Media Contact: IR@GraniteRidge.com – 214.396.2850

Source: Granite Ridge Resources, Inc.

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